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                                                                   EXHIBIT 10.38

CERTAIN INFORMATION HAS BEEN OMITTED FROM THIS EXHIBIT 10.38, AS INDICATED BY "***", PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT, AND HAS BEEN FILED SEPARATELY WITH THE COMMISSION.

ORACLE

This Reseller Agreement (the "Agreement") is between Oracle Corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94085 ("Oracle") and ARIS Corporation (legal name) with its principal place of
                    -----------------
business at 6720 Fort Vent Way #150 Seattle, WA 95188 (the "Reseller").  The
            -----------------------------------------
terms of this Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, an Order Form shall evidence the Program licenses granted and the services that are to be provided.

1.     DEFINITIONS
1.1 "Commencement Date" shall mean the date on which the Programs are delivered by Oracle, or if no delivery is necessary, the Effective Date set forth on the relevant Order Form.
1.2 "Designated System" shall mean the computer hardware and operating system designated on the relevant Order Form or Sublicense report for use in conjunction with a Sublicensed Program, or a Development License, or a Marketing Support License.
1.3 "Order Form" shall mean the document by which the Reseller orders Program licenses and services, and which is agreed to by the parties. The Order Form shall reference the Effective Date of the Agreement.
1.4 "Price List" shall mean Oracle's standard commercial fee schedule that is in effect when a Program license or services are ordered by the Reseller.
1.5 "Program" shall mean the computer software in object code form owned or distributed by Oracle for which the Reseller is granted a license pursuant to this Agreement; the user guides and manuals for use of the software ("Documentation"); and Updates. "Limited Production Programs" shall be Programs not specified on the Price List or specified as Limited Production, Tier 3 or with special restrictions on the Price List.
1.6 "Reseller Addenda" shall mean the addenda to this Agreement specifying additional Sublicense terms and Sublicense rates and fees for the various types of Sublicenses which may be granted by the Reseller.
1.7 "Sublicense" shall mean a nonexclusive, nontransferable right granted by the Reseller under a Reseller Addendum to an end user to use an object code copy of the Programs with the Value-Added Package. "Sublicensee" shall mean a third party who is granted a Sublicense of the Programs with the Value-Added Package for such party's own internal business purposes and not for purposes of any further distribution.
1.8 "Supported Program License" shall mean a Development License or Marketing Support License for which the Reseller has ordered Technical Support for the relevant time period. "Technical Support" shall mean Program support provided under Oracle's policies in effect on the date Technical Support is ordered.
1.9 "Update(s)" shall mean subsequent releases of the Programs which are generally made available for Supported Program Licenses at no additional charge, other than media and handling charges. Updates shall not include any releases, options or future products which Oracle licenses separately.
1.10 "User," unless otherwise specified in the Order Form, shall mean a specific individual employed by the Reseller who is authorized by the Reseller to use the Programs, regardless of whether the individual is actively using the Programs at any given time. With respect to a Sublicense, "User," unless otherwise specified in the Order Form or Sublicense report for a user type specified in the Price List in effect when the Program is Sublicensed, shall mean a specific individual employed by the Sublicensee who is authorized by the Sublicensee to use the Programs, regardless of whether the individual is actively using the Programs at any given time.
1.11 "Value-Added Package" shall mean the hardware or software products or services having added value which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Reseller, as provided under the applicable Reseller Addenda, to satisfy such Sublicensee's internal business requirements and objectives.
2.     LICENSES GRANTED
2.1    Development Licenses and Trial Licenses
       A. Oracle grants to the Reseller a nonexclusive license to use the Development Licenses the Reseller obtains under this Agreement, as follows:
       1. to develop or prototype the Value-Added Package on the Designated System or on a backup system if the Designated System is inoperative, up to any applicable maximum number of designated users (if any User limitation applies);
       2. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package;
       3. to provide training and technical support to employees and customers solely in conjunction with the Value-Added Package;
       4. to use the Documentation provided with the Programs in support of the Reseller's authorized use of the Programs; and
       5. to copy the programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.
       B. The Reseller may order temporary trial licenses ("Trial Licenses") for its evaluation purposes only, and not for development or prototype purposes, for use during a period specified in the Order Form. Each Order Form for Trial Licenses shall clearly state the trial period and shall identify that the order is for a Trial License.

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2.2  Marketing Support Licenses
          Oracle grants to the Reseller a nonexclusive license to use the Marketing Support Licenses the Reseller obtains under this Agreement, as follows:
     A. to demonstrate the Programs to potential Sublicensees solely in conjunction with the Value-Added Package, up to any applicable maximum number of designated Users (if any User limitation applies);
     B. to develop customized prototypes of the Value-Added Package for prospective Sublicensees on the Designated System if the Reseller does not receive any fees related to the development of such customized prototypes;
     C. to use the Documentation provided with the Programs in support of the Reseller's authorized use of the Programs; and
     D. to copy the Programs for archival or backup purposes; no other copies shall be made without Oracle's prior written consent. All titles, trademarks, and copyright and restricted rights notices shall be reproduced in such copies. All archival and backup copies of the Programs are subject to the terms of this Agreement.
2.3  Sublicensing
     A.   License to Sublicense Programs
          As further set forth in the applicable Reseller Addendum, Oracle hereby grants the Reseller a nonexclusive, nontransferable license to market and grant Sublicenses as set forth in such Reseller Addenda and at the rates and fees set forth in such Reseller Addendum. The Reseller shall only have the right to Sublicense Programs pursuant to an effective Reseller Addendum between the parties hereto.
          The Reseller shall Sublicense the Programs solely through a written Sublicense agreement as provided under Section 2.3.B. Upon Oracle's request, the Reseller shall provide Oracle with a copy of the Reseller's standard Sublicense agreement.
     B.   Sublicense Agreement
          Every Sublicense agreement shall include, at a minimum, contractual provisions which:
     1. Restrict use of the Programs to object code form on a single Designated System by a maximum number of Users for the Sublicensee's own internal data processing only;
     2. Prohibit transfer or duplication of the Programs except for temporary transfer in the event of computer malfunction and a single backup or archival copy;
     3.   Prohibit assignment, timesharing or rental of the Programs;
     4. Except as otherwise agreed by the parties, prohibit use of the Programs for any purpose outside the scope of the Value-Added Package;
     5. Prohibit causing or permitting the reverse engineering, disassembly or decompilation of the Programs;
     6.   Prohibit title from passing to the Sublicensee;
     7. Disclaim Oracle's liability for any damages, whether direct, indirect, incidental or consequential arising from the use of the Programs;
     8. Require the Sublicensee, at the termination of the Sublicense, to discontinue use and destroy or return to the Reseller the Programs, Documentation and all archival or other copies of the Program;
     9. Restrict publication of any results of benchmark tests run on the Programs;
     10. For Programs Sublicensed for use in the United States, prohibit transfer of the Programs outside the United States; for Programs Sublicensed for use outside the United States, require the Sublicensee to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product thereof, are exported, directly or indirectly, in violation of United States law;
     11. Specify Oracle as a third party beneficiary of the Sublicense agreement; and
     12.  Allow the Reseller to comply with Section 8.10 of this Agreement.
     C.   Marketing/Sublicensing Practices
          In marketing and Sublicensing the Programs, the Reseller shall:
     1. Avoid deceptive, misleading, illegal, or unethical practices that may be detrimental to Oracle or to the Programs;
     2. Not make any representations, warranties, or guarantees to Sublicensees concerning the Programs that are inconsistent with or in addition to those made in this Agreement or by Oracle; and
     3. Comply with all applicable federal, state, and local laws and regulations in performing its duties with respect to the Programs.
2.4  Acceptance of Programs
          For each Program license for which delivery from Oracle is required under this Agreement, the Reseller shall have a 15 day Acceptance Period, beginning on the Commencement Date, in which to evaluate the Program. During the Acceptance Period, the Reseller may cancel the license by giving written notice to Oracle and returning the Program in accordance with
     Section 6.6 below. Unless such cancellation notice is given, the license will be deemed to have been accepted by the Reseller at the end of the Acceptance Period.
2.5  Limitations on Use
          The Reseller shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this Agreement or make the Programs available to unauthorized third parties. The Reseller may not use the Programs for the processing of internal administrative data or customer data. The Reseller shall not rent, electronically distribute, or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement. The Reseller agrees not to cause or permit the reverse engineering, disassembly, or decompilation of the Programs.
2.6  Title.
          Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any

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       modifications or translations thereof. The Reseller and its Sublicensees do not acquire any rights in the Programs other than those specified in this Agreement.
2.7    Transfer of Programs
           Except as otherwise specified in the Order Form, within the United States, a Development License or Marketing Support License may be transferred to another computer system of like configuration (same model and operating system), or the Designated System may be transferred to another location within the Reseller's organization, upon written notice to Oracle. All other transfers, including transfer of a Program license outside the United States, shall be permitted only with Oracle's prior written consent and shall be subject to Oracle's standard transfer fees in effect at the time of the transfer.
3.     TECHNICAL SERVICES
3.1    Technical Support Services
           Technical Support services ordered by the Reseller will be provided under Oracle's Technical Support policies in effect on the date Technical Support is ordered, subject to the payment by the Reseller of the applicable fees. At the Reseller's request, Oracle will provide remote assistance in the installation of each Supported Program license. Reinstatement of lapsed Technical Support services is subject to Oracle's Technical Support reinstatement fees in effect on the date Technical Support is reordered. Limited Production Programs and pre-production releases of Programs may not be eligible for standard Technical Support services; the Reseller may obtain Technical Support services for Limited Production Programs on a time and materials basis.
3.2    Training Services
           Oracle will provide training services agreed to by the parties under the terms of this Agreement. For any on site services requested by the Reseller, the Reseller shall reimburse Oracle for actual, reasonable travel and out-of-pocket expenses incurred, plus an administrative fee of ***% of such amount.
4.     FEES AND PAYMENTS
4.1    License Fees and Sublicense Fees
           The Reseller may order Development Licenses or Marketing Support Licenses at the standard Program license fees set forth in the Price List or at the fees otherwise provided in a Reseller Addendum. For each copy of the Programs Sublicensed by the Reseller, the Reseller agrees to pay Oracle a Sublicense fee as set forth in applicable Reseller Addenda.
           The Reseller is free to determine unilaterally its own license fees to its Sublicensees. If the Reseller or a Sublicensee upgrades the Programs to a larger cpu, transfers the Programs to another operating system, or increases the licensed number of Users, the Reseller will pay additional Sublicense fees to Oracle as provided under Oracle's transfer policies and rates in effect at the time the Program is upgraded or transferred.
4.2    Technical Support Fees
           Technical Support services ordered by the Reseller for Development Licenses and Marketing Support Licenses will be provided under Oracle's Technical Support policies and rates in effect on the date Technical Support is ordered.
4.3    General Payment Terms
           Except as otherwise provided herein, invoices for payment of license fees shall be payable 30 days from the Commencement Date. Technical Support fees for Sublicenses shall be as specified in the applicable Reseller Addendum. Technical Support fees for Development Licenses and Marketing Support Licenses shall be payable annually in advance, net 30 days from the renewal date; such fees will be those in effect at the beginning of the period for which the fees are paid. Fees due by the Reseller shall not be subject to set off for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on any taxes or withholdings, except where such deduction is based on gross income. The fees listed in this Agreement do not include taxes; if Oracle is required to pay sales, use, property, value-added, or other federal, state or local taxes based on the licenses granted under this Agreement, or the Sublicenses granted by the Reseller, then such taxes shall be billed to and paid by the Reseller; this shall not apply to taxes based on Oracle's income. Any amounts payable by the Reseller hereunder which remain unpaid after the due date shall be subject to late penalty fees equal to ***% per month from the due date until such amount is paid. The Reseller agrees to pay applicable media and shipping charges.
5.     RECORDS
5.1    Records Inspection
           The Reseller shall maintain books and records in connection with activity under this Agreement. Such records shall include executed Sublicense agreements and the information required in or related to the Sublicense reports required under a Reseller Addendum. Oracle may, at its expense, audit the executed Sublicensee agreements, the number of copies of Programs used or Sublicensed by the Reseller, the computers on which the Programs are installed, and the number of Users using the Programs upon reasonable notice to the Reseller. Oracle may audit the relevant books and records of the Reseller to ensure compliance with the terms of this Agreement. Any such audit shall be conducted during regular business hours at the Reseller's offices and shall not interfere unreasonably with the Reseller's business activities. If an audit reveals that the Reseller has underpaid fees to Oracle, the Reseller shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed. If the underpaid fees are in excess of five percent (5%), then the Reseller shall pay Oracle's reasonable costs of conducting the audit. Audits shall be made no more than once annually.
5.2    Notice of Claim
           The Reseller will notify the Oracle legal department promptly in writing of: (a) any claim or proceeding involving the Programs that comes to its attention; (b) all claimed or suspected defects in

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        the Programs; and (c) any material change in the management or control of the Reseller.

6.      TERM AND TERMINATION

6.1     Term
           Each Program license granted under this Agreement shall remain in effect perpetually (if not otherwise specified on the Order Form), unless a license or this Agreement is terminated as provided in Section
        6.2 or 6.3 below. The term of each Reseller Addendum hereunder shall be as set forth in such Addendum.

6.2     Termination by the Reseller
           The Reseller may terminate any Program license, any Reseller Addenda, or this Agreement at any time; however, termination shall not relieve the Reseller's obligation to pay all fees that have accrued or that the Reseller has agreed to pay under a Reseller Addendum or any Order Form or other similar ordering document under this Agreement.

6.3     Termination by Oracle
           Oracle may terminate any Program license, any Reseller Addenda, or this Agreement upon written notice if the Reseller breaches this Agreement and fails to correct the breach within 30 days following written notice specifying the breach.

6.4     Force Majeure
           Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty
        (180) days.

6.5     Effect of Termination
           Upon expiration or termination of a Reseller Addendum or this Agreement, all the Reseller's rights to market, Sublicense, and use the Programs as set forth in such Reseller Addendum or this Agreement shall cease.

           The termination of this Agreement, a Reseller Addendum, or any license shall not limit either party from pursuing any other remedies available to it, including injunctive relief, nor shall such termination relieve the Reseller's obligation to pay all fees that have accrued or that the Reseller has agreed to pay under a Reseller Addendum or any Order Form or other similar ordering document under this Agreement. The parties' rights and obligations under Sections 2.5, 2.6, 2.7 and Articles 5, 6, 7, and 8 shall survive termination of this Agreement.

           If the Reseller materially breaches this Agreement, including failing to make any payments required hereunder when due under any Order Form or other similar ordering document to this Agreement, then Oracle may declare all sums due and to become due hereunder immediately due and payable.

        Return of Programs upon Termination
6.6 If a license granted under this Agreement expires or otherwise terminates, the Reseller shall: (a) cease using the applicable Programs; and (b) certify to Oracle within one month after expiration or termination that the Reseller has destroyed or has returned to Oracle the Programs and all copies. This requirement applies to copies in all forms, partial and complete, in all types of media and computer memory, and whether or not modified or merged into other materials. Before returning Programs to Oracle, the Reseller shall acquire a Return Material Authorization ("RMA") number from Oracle at (415) 506-1500.

7.      INDEMNITY, WARRANTIES, REMEDIES, LIMITATION OF LIABILITY

7.1     Infringement Indemnity
           Oracle will defend and indemnify the Reseller against a claim that Programs furnished and used within the scope of this Agreement infringe a United States copyright or patent, provided that: (a) the Reseller notifies Oracle in writing within 30 days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and
        (c) the Reseller provides Oracle with the assistance, information and authority necessary to perform Oracle's obligations under this paragraph. Reasonable out-of-pocket expenses incurred by the Reseller in providing such assistance will be reimbursed by Oracle.

           Oracle shall have no liability for any claim of infringement based on: (a) use of a superseded or altered release of Programs if the infringement would have been avoided by the use of a current unaltered release of the Programs that Oracle provides to the Reseller; or (b) the combination, operation or use of any Programs furnished under this Agreement with software, hardware or other materials not furnished by Oracle if such infringement would have been avoided by the use of the Programs without such software, hardware, or other materials.

           In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for the Reseller a license to continue using the Programs; or (c) terminate the license for the infringing Programs and refund the license fees paid for those Programs, prorated over a five year term from the Commencement Date. This Section
        7.1 states Oracle's entire liability and the Reseller's exclusive remedy for infringement.

7.2     Warranties and Disclaimers

        A. Warranties
        1. Program License Warranties
           For each Supported Program License, Oracle warrants for a period of one year from the Commencement Date that the Programs, unless modified by the Reseller, will perform the functions described in the Documentation provided by Oracle when operated on the Designated System. Oracle will undertake to correct any reported error condition in accordance with its technical support policies.

           ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL RUN PROPERLY ON ALL HARDWARE, THAT THE PROGRAMS WILL MEET REQUIREMENTS OF THE RESELLER OR THE SUBLICENSEES OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR






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     USE BY THE RESELLER OR THE SUBLICENSEES, THAT THE OPERATION OF THE PROGRAMS
     WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED.

          If the Reseller does not obtain Technical Support services, the Programs are distributed "as is."
          The Reseller shall not make any warranty on Oracle's behalf.

     2.   Services Warranty

          Oracle warrants that its Technical Support and training services will be performed consistent with generally accepted industry standards. This warranty shall be valid for 90 days from performance of service.

     B.   Limitations on Warranties

     1. THE WARRANTIES ABOVE ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, WHETHER EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

     2. As an accommodation to the Reseller, Oracle may supply the Reseller with Limited Production Programs or with pre-production releases of Programs (which may be labeled "Alpha" or "Beta"). These products are not suitable for production use. Oracle does not warrant Limited Production Programs, pre-production releases or computer-based training products; these products are distributed "as is".

7.3  Exclusive Remedies
          For any breach of the warranties contained in Section 7.2 above, the Reseller's exclusive remedy, and Oracle's entire liability, shall be:

     A.   For Programs
          The correction of Program errors that cause breach of the warranty, or if Oracle is unable to make the Program operate as warranted, the Reseller shall be entitled to recover the fees paid to Oracle for the Program licensee or Update, as applicable.

     B.   For Services
          The reperformance of the services, of if Oracle is unable to perform the services as warranted, the Reseller shall be entitled to recover the fees paid to Oracle for the deficient services.

7.4  Limitation of Liability
          In no event shall either party be liable for any indirect, incidental, special or consequential damages, or damages for loss of profits, revenue, data or use, incurred by either party or any third party, whether in an action in contract or tort, even if the other party or any other person has been advised of the possibility of such damages. Oracle's liabiity for damages hereunder shall in no event exceed the amount of fees paid by the Reseller under this Agreement, and if such damages result from the Reseller's use of the Program or services, such liability shall be limited to fees paid for the relevant Program or services giving rise to the liability, prorated over a five-year term from the Commencement Date of the applicable license or the date of performance of the applicable services.
          The provisions of this Article 7 allocate the risks under this Agreement between Oracle and the Reseller. Oracle's pricing reflects this allocation of risk and the limitation of liability specified herein.

7.5  Indemnification of Oracle
          The Reseller agrees to enforce the terms of its Sublicense agreements required by this Agreement and to inform Oracle of any known breach of such terms. The Reseller will defend and indemnify Oracle against:

     A. All claims and damages to Oracle arising from any use by the Reseller or its Sublicensees of any product not provided by Oracle but used in combination with the Programs if such claim would have been avoided by the exclusive use of the Programs;

     B. All damages to Oracle caused by the Reseller's failure to include the required contractual terms set forth in Section 2.3.B hereof in each Sublicense agreement; and

     C. All damages to Oracle caused by Sublicenees' breach of any of the applicable provisions required by Section 2.3 hereof.

7.6  Equitable Relief
          The Reseller acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in addition to all other remedies available to it.

8.   GENERAL TERMS AND CONDITIONS

8.1  Nondisclosure
          Neither party shall, without first obtaining the written consent of the other party disclose the terms and conditions of this Agreement, except as may be required to implement and enforce the terms of this Agreement, or as may be required by legal procedure or by law. No other information exchanged between the parties shall be deemed confidential unless the parties otherwise agree in writing. The Reseller shall not disclose the results of benchmark tests or other evaluation of the Programs to any third party without Oracle's prior written approval.

8.2  Copyrights
          The Programs are copyrighted by Oracle. The Reseller shall retain all Oracle copyright notices on the Programs used by the Reseller under its Development Licenses or Marketing Support Licenses. The Reseller shall include the following on all copies of the Programs in application packages distributed by the Reseller:

     A.   A reproduction of Oracle's copyright notice; or

     B. A copyright notice indicating that the copyright is vested in the Reseller containing the following:

     1.   A "c" in a circle and the word "copyright";
     2.   The Reseller's name;
     3.   The date of copyright; and
     4.   The words "All Rights Reserved."
          Such notices shall be placed on the Documentation, the sign-on screen for any application package incorporating the Programs, and the diskette or tape labels. Notwithstanding any copyright notice by the Reseller to the contrary, the copyright to the Program included in any such application package

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        shall remain in Oracle. Other than as specified above, on any reproduction or translation of any Programs, Documentation, or promotional material, the Reseller agrees to reproduce Oracle's copyright notices intact.

8.3     Trademarks
           "Oracle" and any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle products and services belong to Oracle: the Reseller will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. The Reseller's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time-to-time. The Reseller agrees not to use the trademark "ORACLE," or any mark beginning with the letters "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of the Reseller's tradename, trademark for the Reseller's Value-Added Package, or trademark for any other products of the Reseller. The Reseller shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.

           The Reseller agrees with respect to each registered trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:

           _______is a registered trademark of Oracle Corporation, Redwood City, California.

           Unless otherwise notified in writing by Oracle, the Reseller agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:

           _______is a trademark of Oracle Corporation, Redwood City,
           California.

           The Reseller shall not market the Oracle Programs in any way which implies that the Oracle Programs are the proprietary product of the Reseller or of any party other than Oracle. Oracle shall not have any liability to the Reseller for any claims made by third parties relating to the Reseller's use of Oracle's trademarks.

8.4     Relationships between Parties
           In all matters relating to this Agreement, the Reseller will act as an independent contractor. The relationship between Oracle and the Reseller is that of licensor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not used in such development.

8.5     Assignment
           The Reseller may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.

8.6     Notice
           All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when mailed by first class mail to the first address listed in the relevant Order Form (if to the Reseller) or to the Oracle address on the Order Form (if to Oracle).

           To expedite order processing, the Reseller agrees that Oracle may treat documents faxed by the Reseller to Oracle as original documents: nevertheless, either party may require the other to exchange original signed documents.

8.7     Governing Law/Jurisdiction
           This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the laws of the State of California and shall be deemed to be executed in Redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. Oracle and the Reseller agree to submit to the jurisdiction of, and agree that venue is proper in, the aforesaid courts in any such legal action or proceeding.

8.8     Severability
           In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

8.9     Export
           The Reseller agrees to comply fully with all relevant export laws and regulations of the United States to assure that neither the Programs, nor any direct product thereof, are exported, directly or indirectly, in violation of United States Law.

8.10    Inherently Dangerous Applications
           The Programs are not specifically developed, or licensed for use in any nuclear, aviation, mass transit, or medical application or in any other inherently dangerous applications. The Reseller agrees to notify each Sublicensee of the Reseller of this limitation. The Reseller hereby agrees, and each Sublicensee shall agree, that Oracle shall not be liable for any claims or damages arising from such use if the Reseller or its Sublicensees use the Program for such applications. The Reseller agrees to indemnify and hold Oracle harmless from any claims for losses, costs, damages, or liability arising out of or in connection with the use of the Programs in such applications.

8.11    Federal Government Sublicenses
           If the Reseller grants a Sublicense to he United States government, the Programs shall be provided with "Restricted Rights" and the Reseller will place a legend, in addition to applicable copyright notices, on the documentation, and on the tape or diskette label, substantially similar to the following:

                              RESTRICTED RIGHTS LEGEND
        "Use, duplication or disclosure by the Government is subject to restrictions as set forth in subparagraph

      (c)(1)(ii) of the Department of Defense Regulations Supplement ("DFARS") 252.227-7013. Rights in Technical Data and Computer Software (October
      1988) and Federal Acquisition Regulation ("FAR") 52.227-14. Rights in Data-General, including Alternate III (June 1987), as applicable. Oracle Corporation, 500 Oracle Parkway, Redwood City, CA 94085."

6.12  Waiver
           The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach.

6.13  Entire Agreement
           This Agreement constitutes the complete agreement between the parties and supersedes all prior or contemporaneous agreements or representations, written or oral, concerning the subject matter of this Agreement. This Agreement may not be modified or amended except in a writing signed by a duly authorized representative of each party; no other act, document, usage or custom shall be deemed to amend or modify this Agreement. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document. All terms and conditions of any Reseller purchase order or other ordering document shall be superseded by the terms and conditions of this Agreement.

The Effective Date of this Agreement shall be  January 24, 1995
                                              ------------------

Executed by ARIS Corporation:            Executed by Oracle Corporation:

Authorized Signature: /s/ Paul Song      Authorized Signature:
                     ----------------                         ---------------
Name:  PAUL SONG                         Name:
     --------------------------------         -------------------------------
Title: PRESIDENT                         Title:
      -------------------------------          ------------------------------

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94085
(415) 506-7000
Oracle is a registered trademark of Oracle Corporation.

                                AMENDMENT ONE
                                    to the
                              RESELLER AGREEMENT
                                    between
                               ARIS CORPORATION
                                      and
                              ORACLE CORPORATION


This document ("Amendment One") shall serve to amend the Reseller Agreement and any amendments thereto between Aris Corporation (the "Reseller") and Oracle Corporation ("Oracle") dated Jan 24, 1995, (the "Agreement").

The Agreement is hereby amended as follows:

     1. Beginning in line 4 of Section 3.2 of the Agreement, the following shall be deleted:

          ", plus an administrative fee of ***% of such amount."

     2. The third and fourth sentences of Section 5.1 of the Agreement shall be deleted and the following shall be inserted:

          "Oracle may, at its expense, retain an independent third party to audit the executed Sublicensee agreements, the number of copies of Programs used or Sublicensed by the Reseller, the computers on which the Programs are installed, and the number of Users using the Programs upon reasonable notice to the Reseller. Such third party may audit the relevant books and records of the Reseller to ensure compliance with the terms of this Agreement."

          "The Reseller shall have the right to allow the Reseller's third party agents ("Agents") to use the Programs on behalf of the Reseller for the purposes specified under this Agreement so long as the Reseller ensures that the Agents use the Programs in accordance with the terms of this Agreement."

Other than the addition of the foregoing, the Agreement remains unchanged and in full force and effect.

The Effective Date of this Amendment One is __________, 1994.

ARIS CORPORATION                       ORACLE CORPORATION

By: /s/ Paul Song                      By:
   --------------------                   -----------------------
Name: PAUL SONG                        Name:
     ------------------                     ---------------------
Title: PRESIDENT                       Title:
      -----------------                      --------------------

                     RESELLER FULL USE SUBLICENSE ADDENDUM

This document (The "Addendum") is between Oracle Corporation ("Oracle") and ARIS
                                                                            ----
Corporation (the "Reseller") and shall be goverened by the terms of the Reseller
-----------
Agreement between the Reseller and Oracle effective Jan 24 1995 (the
                                                    ------   --
"Agreement") and the terms set forth below.


1.   SUBLICENSES

1.1  Sublicense Programs and Terms
        The Reseller shall have the right to Sublicense Full Use or Deployment Programs for any Programs which are available in production release and listed on Oracle's Price List in effect at the time the Programs are ordered from Oracle for Sublicense to the Sublicensee; provided, however, except for the Oracle Mail Program and the Oracle Alert Program, the Reseller shall have no right to Sublicense any Programs designated as Oracle Applications Programs or Limited Production Programs without the prior written consent of Oracle.

        The Reseller shall have the right to market and grant Sublicenses of Full Use or Deployment Programs for use on Designated Systems in conjunction with the Integrated System to Sublicensees. Each copy of the Full Use or Deployment Programs distributed shall be for the Sublicensee's own internal use in the Territory only on a single Designated System limited to a maximum number of Users.

        To acquire Programs for Sublicensing to Sublicensees, the Reseller shall order such Programs from Oracle. Orders for Trial Sublicenses shall be clearly marked on the face of the Order Form.

1.2  Full Use and Deployment Programs
        For the purposes of this Addendum, "Full Use Programs" shall mean unaltered versions of the Programs with all functions intact. "Deployment Programs" shall mean Programs which are limited to use solely for the purpose of running applications, and may not be used to create or alter tables or reports except as necessary for operating the applications.

1.3  Value-Added Package
        For the purposes of this Addendum, "Integrated System" shall mean the hardware and software products having Value-Added which are developed, sold, and/or licensed with the Programs to a Sublicensee by the Reseller to satisfy such Sublicensee's internal business requirements and objectives. For purposes of the Agreement, the Integrated System will be regarded as the Reseller's Value-Added Package which is described in the attached Value-Added Attachment. The integrated System shall be regarded as "Value-Added" if the following materials are provided as part of the Integrated System by the Reseller: (a) non-Oracle developed software; (b) customized programming or customized consulting; and (c) other computer products or components.

1.4  Trial Sublicenses
        The Reseller shall be entitled to grant, at no charge, up to ten (10) temporary Trial Sublicenses of the Programs at any one time. Such Sublicenses shall be for evaluation purposes only and shall be for a period not to exceed thirty (30) days. The Reseller shall pay Oracle Sublicense Fees for any Trial Sublicenses in excess of thirty (30) days. Each such Trial Sublicense shall be Sublicensed under a Sublicense agreement.

1.5  Distributors
        The Reseller's right to market and grant Sublicenses of the Full Use or Deployment Programs hereunder shall be limited to the Reseller only. The Reseller shall not appoint any third party to distribute the Programs without Oracle's prior written consent.

1.6  Documentation
        Oracle shall deliver one copy of the applicable Documentation with each order of Programs for Sublicensing to Sublicensees.

        During the Term of this Addendum, the Reseller may order Oracle documentation for the Programs for resale to its Sublicensees at Oracle's standard fees in effect when each order is placed less the Discount Percentage corresponding to the List Price of Documentation for a single order.

     List Price of Documentation                 Discount Percentage
     ---------------------------                 -------------------
     (Single Order)
     --------------
     $***       -           $***                                ***%
     $***       -           $***                                ***%
     $***       -           and over                            ***%

2.   SUBLICENSE FEES

2.1  Sublicense Fees and Rate
        For each copy of the Programs Sublicensed by the Reseller, the Reseller agrees to pay Oracle a Sublicense fee equal to *** percent (***%) of the applicable license fee for each such Program, as specified in the applicable Price List and Reseller Price List supplement to such Price List in effect at the time the applicable Programs are Sublicensed.

        Sublicense fees shall be due and payable on the date that Oracle ships the applicable Programs and shall be deemed overdue if not paid within thirty-one (31) days of the due date.

2.2  Price List for Sublicenses
        As set forth in the Agreement, the applicable Price List for determining Sublicense fees shall be the standard Price List in effect at the time the Program is Sublicensed.

        Notwithstanding any other provision of this Agreement, if the Reseller issues a written Sublicense quote and such quote is accepted by the applicable Sublicensee, for a period of ninety (90) days after the date of submission of the quote to the Sublicensee, the Sublicense fee applicable to the Programs identified in the quote shall be based on the Price List in effect on such date.

2.3  Users

          The Sublicense fees for a Program shall be based and priced on the applicable User Level for the maximum number of Users for such Program, as specified in the Price List. The Reseller shall have the right to Sublicense Programs on any User basis specified in the Price List in effect at the time the applicable Program is Sublicensed.

3.   TERM

          This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for one (1) year (the "Term"), unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and fees.

4.   TERRITORY

          The Reseller shall have the right to market and grant Sublicenses of Full Use or Deployment Programs in the United States only (the "Territory").

5.   TECHNICAL SUPPORT

5.1  Technical Support for Sublicensees
          A Sublicensee may acquire Technical Support services for Sublicensed Full Use or Deployment Programs from Oracle at Oracle's standard rate and fee in effect at the time such Technical Support services are ordered under an Oracle Technical Support Services Agreement executed by the applicable Sublicensee and Oracle.

5.2  Technical Support Fees
          Oracle agrees that the Reseller shall have the right to offer Oracle annual Technical Support services to Sublicensees in the United States that are currently acquiring Full Use or Deployment Program Sublicenses. The Reseller shall only offer Oracle Technical Support Services with respect to the initial first year of Technical Support for a Sublicensed Program. The Reseller shall only offer Oracle annual Technical Support services to Sublicenses provided that:

     A. Oracle receives from the Sublicensee an executed, standard Oracle Technical Support Services Agreement, or other terms to govern the Technical Support services as agreed to in writing by Oracle and the Sublicensee;

     B. The Full-Use or Deployment Programs are currently Sublicensed and installed by the Reseller;

     C. The Reseller pays Oracle its required Sublicense fee for the applicable Sublicensed Programs as provided under the Agreement, and the Reseller pays Oracle the applicable Technical Support services fees as set forth herein in advance;

     D. The Reseller's Sublicense of the Full Use or Deployment Programs coincides with the agreement to provide Technical Support Services for such Programs; and

     E. The net Technical Support services fees represent new Technical Support revenue to Oracle.

          The Technical Support services fees payable by Reseller as provided above shall be Oracle's standard rates for such services as provided under the Price List in effect at the time the Technical Support services are ordered, discounted by *** percent (***%).

6.   SUBLICENSE REPORTS

          With each order for Programs for Sublicense to a Sublicensee, the Reseller shall send Oracle a report detailing each such Sublicensed Full Use or Deployment Program: Sublicensee name, address, make/model and operating system of the Designated System, Full Use or Deployment Programs, maximum number of licensed users, whether the Sublicense is a Trial Sublicense, total Sublicense fees and Technical Support Fees due to Oracle, and specific descriptions of the integrated System and the Value-Added.

7.   ADDITIONAL LICENSES

          During the Term, the Reseller may order production release versions of Oracle off-the-shelf Programs available as production release as of the Effective Date of this Addendum and listed on the Price List in effect as of such date. The license fee for Development Licenses shall be equal to Oracle's standard list license fees in effect when an order is placed. The Reseller shall have the right to order Programs for use as Marketing Support Licenses at no further charge to the Reseller. The Reseller may obtain Technical Support services from Oracle for such Programs under Oracle's applicable Technical Support fees and policies in effect when such services are ordered.

The Effective Date of this Addendum shall be January 24, 1995
                                             ----------------

Executed by ARIS Corporation:               Executed by Oracle Corporation:

Authorized Signature: /s/ Paul Song         Authorized Signature:
                     ----------------                            --------------
Name:  PAUL SONG                            Name:
     --------------------------------            ------------------------------
Title:  PRESIDENT                           Title:
      -------------------------------             -----------------------------

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94085
(415) 508-7000

Oracle is a registered trademark of Oracle Corporation.


  CONFIDENTIAL: VIOLATES ORACLE POLICY TO DISTRIBUTE OUTSIDE ORACLE.

                                 AMENDMENT ONE
                                    to the
                     RESELLER FULL USE SUBLICENSE ADDENDUM
                                    to the
                              RESELLER AGREEMENT
                                    between
                               ARIS CORPORATION
                                      and
                              ORACLE CORPORATION


This Amendment One shall serve to amend the Reseller Full Use Sublicense Addendum dated January 24, 1995 (the "Addendum") to the Reseller Agreement between Aris Corporation (the "Reseller") and Oracle Corporation ("Oracle") dated January 24, 1995 (the "Agreement").

The Addendum is amended as follows:

1. Notwithstanding any other provisions of the Addendum, the Term of the Addendum shall hereby be extended until January 24, 1997.

2.   Add the following new paragraph to the end of Section 1.6:

          "During the Term of this Addendum, the Reseller may order Oracle documentation for the Programs for resale to its Sublicensees at Oracle's standard fees in effect when each order is placed less the Discount Percentage corresponding to the List Price of Documentation for a single order."

           List Price of Documentation           Discount Percentage
           ---------------------------           -------------------
                (Single Order)
                --------------
            $***      -        $***                     ***%
            $***      -        $***                     ***%
            $***      -        and over                 ***%

Other than the modifications set forth above, the terms and conditions of the Addendum and the Agreement remain unchanged and in full force and effect.

The Effective Date of this Amendment One is October 7, 1996

ARIS CORPORATION                      ORACLE CORPORATION

By: /s/ Jay Griffin                   By: /s/ Derek T. Schaefer
   ----------------------                ---------------------------
Name: JAY GRIFFIN                     Name: DEREK T. SCHAEFER
     --------------------                  -------------------------
Title: VP SALES & MARKETING           Title: RAS SUPERVISOR
      -----------------------                ALLIANCES SALES SUPPORT
                                            ------------------------

                                 AMENDMENT TWO
                                    to the
                     RESELLER FULL USE SUBLICENSE ADDENDUM
                                    to the
                              RESELLER AGREEMENT
                                    between
                               ARIS CORPORATION
                                      and
                              ORACLE CORPORATION


This Amendment Two shall serve to amend the Reseller Full Use Sublicense Addendum dated January 24, 1995 (the "Addendum") to the Reseller Agreement between Aris Corporation (the "Reseller") and Oracle Corporation ("Oracle") dated January 24, 1995 (the "Agreement").

The Addendum is amended as follows:

1. Notwithstanding any other provisions of the Addendum, the Term of the Addendum shall hereby be extended until January 24, 1998.

2. The following shall be inserted at the end of the introductory paragraph of the Addendum:

     The term "Reseller" for purposes of this Addendum shall include the Reseller and the Reseller's wholly or majority owned subsidiaries which are specified on the attached Subsidiary Exhibit as of the Effective Date. Each Subsidiary must agree in writing to be bound by the terms of the Addendum.

Other than the modifications set forth above, the terms and conditions of the Addendum and the Agreement remain unchanged and in full force and effect.

The Effective Date of this Amendment Two is 27 May, 1997.

ARIS CORPORATION                       ORACLE CORPORATION

By: /s/ Kendall W. Kunz                By:
   ------------------------               ----------------------
Name: KENDALL W. KUNZ                   Name:
     ----------------------                 --------------------
Title: VICE PRESIDENT                  Title:
      ---------------------                  -------------------

                              SUBSIDIARY EXHIBIT


          .  Aris Software, Inc.
          .  Oxford Computer Group Limited
          .  Noetix Corporation

ORACLE(R)

                   COMPLEMENTARY SOFTWARE PROVIDER AGREEMENT

This Complementary Software Provider Agreement (the "Agreement") is between:
Oracle Corporation with its principal place of business at 500 Oracle Parkway, Redwood City, California 94085 ("Oracle") and Noetix Corp. (legal name) with its
                                              ------------
principal place of business at Beaverton, Oregon (the "CSP"). The terms of this
                               -----------------
Agreement shall apply to each Program license granted and to all services provided by Oracle under this Agreement. When completed and executed by both parties, a Development License Order Addendum shall evidence the Program licenses granted and the services that are to be provided.

1.     DEFINITIONS

1.1 APPLICATION PROGRAM(S) AND APPLICATION PACKAGE(S): "Application Program(s)" shall mean the CSP's value-added application software described in the attached Application Package Addendum used in conjunction with Programs. "Application Package(s)" shall mean the Programs coupled with the CSP Application Programs.

1.2 HARDWARE: "Hardware" shall mean the computer hardware/operating system combinations Noted on the applicable Development License Order Addendum executed by the parties for use in conjunction with a Development License Program.

1.3 PRICE LIST: "Price List" shall mean Oracle's standard commercial fee schedule that is in effect when the Program license or services are ordered by the CSP.

1.4 PROGRAM(S): "Program(s)" shall mean the computer software programs, or any portion thereof, specified by the applicable Development License Order Addendum developed and licensed by Oracle which are generally available for use on the Hardware. "Program(s)shall refer solely to:(a) the object code computer software program; (b) written material furnished by Oracle in conjunction with the Programs including instructions and user guides ("Documentation"); and (c) Updates. No other Oracle software or products shall be included in the term "Programs."

1.5 UPDATE(S): "Updates" shall mean a subsequent release of a Program which is generally made available to Oracle's supported licensees at no additional charge, other than media and handling charges, if applicable. Update shall not include any release, option or future product which Oracle licenses separately.

2.     LICENSES GRANTED

2.1    DEVELOPMENT LICENSE
          In consideration for the Development License fees specified on the applicable Development License Order Addendum, Oracle grants the CSP a nonexclusive, nontransferable Development License to use the Programs specified therein in object code form on the designated Hardware in the United States only for the following purpose only:

       A. Use the Programs on the cpu specified on the applicable Development License Order Addendum for purposes of: (i) developing the Application Package, (ii) reproducing the Programs to the extent necessary for safekeeping and archival purposes, (iii) demonstrating the Programs to potential customers solely in conjunction with the Application Programs, and (iv) providing training to CSP employees and customers solely in conjunction with Application Programs; and

       B. Temporarily transfer the Development License to a backup cpu if the designated cpu is inoperative.

          The CSP may not use the Development License for any internal data processing operations or for any other purpose. The CSP's use of a Development Program shall be limited to the maximum number of Users of such Program applicable to such Program under its license form Oracle pursuant to Section 3.2 herein. As used in connection with the CSP, the term "User" shall mean an CSP employee who is authorized by the CSP to use the Program as provided herein. Upon the mutual agreement of the parties, the CSP may license additional Development Licenses for use under this Agreement pursuant to a Development License Order Addendum. Any and all such orders submitted by the CSP shall be an offer subject to Oracle's written consent.

          For each Development License licensed by the CSP under this Agreement, the CSP shall have a 15 day Acceptance Period, beginning on the Commencement Date, in which to evaluate the Development License. During the Acceptance Period, the CSP may cancel the license by giving written notice to Oracle and returning the Development License in accordance with Section 3.5 hereof. Unless such cancellation notice is given, the License will be deemed to have been accepted by the CSP at the end of the Acceptance Period. For the Purpose of this Section, "Commencement Date" shall mean the date on which the Development License is delivered to the CSP.


2.2       DOCUMENTATION

          For each Development License granted to the CSP, the CSP shall receive one set of Documentation in softcopy form. Additional documentation may be ordered from Oracle subject to Oracle's rates and fees in effect at the time the order is accepted.

2.3       LIMITATIONS ON USE


        The CSP shall not use or duplicate the Programs (including the Documentation) for any purpose other than as specified in this Agreement or make the Programs available to unauthorized third parties. The CSP shall not (a) use the Programs for its internal data processing or for processing customer data;
(b) rent, electronically distribute, or timeshare the Programs or market the Programs by interactive cable or remote processing services or otherwise distribute the Programs other than as specified in this Agreement; or (c) cause or permit the reverse engineering, disassembly, or decompilation of the Programs.

2.4  TITLE
        Oracle shall retain all title, copyright, and other proprietary rights in the Programs and any modifications or translations thereof. The CSP does not acquire any rights in the Programs other than those specified in this Agreement. The CSP shall retain title, copyright and other proprietary rights in the Application Programs and translations thereof.

3.   FEE AND PAYMENTS

3.1  CSP MEMBERSHIP FEES
        Initial CSP membership fees are specified on the CSP Membership Fee Addendum with respect to the CSP's admission to the Oracle CSP Program.

3.2  DEVELOPMENT LICENSE FEES
        Initial Development License fees are specified on the Development License Order Addendum. During the Term, CSP may acquire additional Development Licenses for those Programs for the hardware/operating system combinations which are available to the CSP under Oracle's CSP policies and fees in effect at the time the Program is shipped to the CSP. Such Programs may be acquired by the CSP during the Term using a completed Development License Order Addendum. All Development License fees for such other additional Development Licenses shall be based upon the license fees available under Oracle's CSP policies and fees in effect at the time the Development Licenses are shipped to CSP.

3.3  TECHNICAL SUPPORT FEE
        Each year the CSP shall pay Oracle annual Technical Support fees based on the Technical Support Services Fees for CSPs under Oracle's CSP policies and fees in effect at the time such Technical Support Services fees are ordered from Oracle for each Development License. Such fees shall be paid annually in advance.
        All Technical Support Fees paid to Oracle are noncancelable and nonrefundable. These Technical Support Fees shall be in consideration for continuation of the services set forth herein.

3.4  GENERAL PAYMENT TERMS
        Except as otherwise provided herein, invoices for payment of license fees shall be payable 30 days from the Commencement Date. Fees due by the CSP shall not be subject to setoff for any claims against Oracle. All payments made shall be in United States currency and shall be made without deductions based on taxes or withholdings, except where such deduction is based on gross income. Any amounts payable by the CSP hereunder which remain unpaid after the due date shall be subject to a late charge equal to ***% per month from the due date until such amount is paid. The CSP agrees to pay applicable media and shipping charges.

3.5  RETURN OF DEVELOPMENT LICENSES
        Before returning any Development Licenses to Oracle, the CSP shall acquire a Return Material Authorization ("RMA") number from Oracle at (415) 508-1500.

3.6  NEGOTIATION OF RESELLER RIGHTS
        At the CSP's request, Oracle agrees to negotiate in good faith with the CSP to provide the CSP with standard value-added reseller rights for the Programs to be used in conjunction with the CSP's Application Programs based on Oracle's policies, rates and fees in effect at the time the CSP requests such rights.

4.   REPORTING

4.1  VERIFICATION
        On Oracle's written request, not more frequently than annually, the CSP shall furnish Oracle with a signed certification (i) verifying that the Programs are being used pursuant to the provisions of the Agreement, including any User limitations; and (ii) listing the locations, types and serial numbers of the cpus on which the Programs are run.
        Oracle may, at its expense, audit the number of copies of the Programs used by the CSP, the cpus on which the Programs are installed, and the number Users using the Programs. Any such audit shall be conducted during regular business hours at the CSP's offices and shall not unreasonably interfere with the CSP's business activities. If any audit reveals that the CSP has underpaid fees to Oracle, the CSP shall be invoiced for such underpaid fees based on the Price List in effect at the time the audit is completed. If the underpaid fees are in excess of five percent (5%), then the CSP shall also pay Oracle's reasonable costs of conducting the audit. Audits shall be conducted no more than once annually.

4.2  NOTICE OF CLAIM
        The CSP will notify the Oracle legal department promptly in writing of:

     A. Any claim or proceeding involving the Programs that come to its attention; or

     B.  Any material change in the management or control of the CSP.

5.   ORACLE TECHNICAL SUPPORT RESPONSIBILITIES
        In consideration for the payment of the technical support fees specified above, Oracle will provide the CSP with the following technical support services for the Development Licenses:


     A.  Updates as they become available;

     B. Corrections to errors reported to be in the then-current release of the Programs, as such corrections become available; and

     C.  Telephone consultation, assistance and advice.

        The CSP shall appoint an on-site technical contact as the liaison with Oracle for technical support. The technical contact shall be the sole liaison between Oracle and the CSP for all Program technical support. Oracle may discontinue technical support to the CSP for any Program in accordance with Oracle's then-current technical support policies, provided that Oracle generally discontinues technical support for such Program.

6.   TERMS AND TERMINATION

6.1  TERM
        This Agreement shall become effective on the Effective Date and shall be valid for one (1) year (the "Term"), unless terminated as provided below. Any renewal of this Agreement shall be subject to renegotiation of terms and fees.

6.2  TERMINATION OF AGREEMENT

     A.  Termination for Breach

         Either party may terminate this Agreement prior to the expiration of the Term in the event that the other party materially defaults in performing any obligation under this Agreement and such default continues unremedied for a period of thirty (30) days following written notice of default.

     B.  Force Majeure

         Neither party shall be liable to the other for failure or delay in the performance of a required obligation if such failure or delay is caused by strike, riot, fire, flood, natural disaster, or other similar cause beyond such party's control, provided that such party gives prompt written notice of such condition and resumes its performance as soon as possible, and provided further that the other party may terminate this Agreement if such condition continues for a period of one hundred eighty (180) days.

6.3  RIGHTS UPON TERMINATION OR EXPIRATION
        Upon expiration or termination of this Agreement:

        A. Other than as specified in Subparagraph 6.3.B below, all the CSP's rights to use the Programs shall cease;

        B. Unless the termination is for default by the CSP, the CSP may continue using the release of the Programs then in the CSP's possession on the cpu's for which Development Licenses were granted, solely for the purpose of maintaining the compatibility between the Application Programs and the Programs. Such continued use of the Programs shall be subject to all the provisions of this Agreement; and

        C. Oracle shall no longer have any obligation to provide the CSP with technical support services. However, upon mutual agreement of the parties, Oracle may provide technical support for Development Licenses under Oracle's fees and policies in effect at the time such Technical Support Services are provided to the CSP.

6.4  EFFECT OF EXPIRATION OR TERMINATION
        If this Agreement expires or is terminated for any reason, neither party will be liable to the other because of such expiration or termination for damages for the loss of prospective profits, anticipated sales, or good will. Provided, however, that expiration or termination of this Agreement shall not relieve either party from its liability to pay any fees which have accrued to the other party as of the expiration or termination, or which accrue after such expiration or termination. Any election to terminate under this Article 6 shall not limit either party's right to seek equitable or other appropriate relief relating to the breach.

6.5  SURVIVAL
        The parties' right and obligations under Sections 2.3, 2.4 and Articles 4, 6, 7 and 8 shall survive expiration or termination of this Agreement.

7.   REPRESENTATIONS AND WARRANTIES

7.1  INFRINGEMENT INDEMNITY
        Oracle will defend and indemnify the CSP against any claim that the Programs licensed and used within the scope of this Agreement infringe a United States copyright or patent, provided that (a) the CSP notifies Oracle in writing within thirty (30) days of the claim; (b) Oracle has sole control of the defense and all related settlement negotiations; and (c) at Oracle's request, the CSP provides Oracle with all necessary assistance, information, and authority to perform the above; reasonable out-of-pocket expenses incurred by the CSP in providing such assistance will be reimbursed by Oracle.
        Oracle shall have no liability for any claim of infringement based on
(a) use of a superceded or altered release of the Programs if such infringement would have been avoided by the use of a current, unaltered release of the Programs that Oracle provides to the CSP.
        In the event the Programs are held or are believed by Oracle to infringe, Oracle shall have the option, at its expense, to (a) modify the Programs to be noninfringing; (b) obtain for the CSP a license to continue using the Programs; or (c) terminate this Agreement and return to the CSP the License fees paid, prorated over the term of the Agreement. This Section 7.1 states Oracle's entire liability for infringement.

7.2  WARRANTY
        Oracles warrants that the Programs will be capable of performing the functions described in the Documentation when operated on the appropriate hardware/operating systems environment. ORACLE DOES NOT WARRANT THAT THE PROGRAMS WILL

     RUN PROPERLY ON ALL HARDWARE, THAT THE PROGRAMS WILL MEET REQUIREMENTS OF THE CSP OR OPERATE IN THE COMBINATIONS WHICH MAY BE SELECTED FOR USE BY THE CSP, THAT THE OPERATION OF THE PROGRAMS WILL BE UNINTERRUPTED OR ERROR FREE, OR THAT ALL PROGRAM ERRORS WILL BE CORRECTED.

7.3  EXCLUSION

          THE WARRANTIES STATED IN THIS AGREEMENT ARE EXCLUSIVE AND IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

7.4  LIMITATION OF LIABILITY

          IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, INCLUDING LOSS OF PROFITS, REVENUE, DATA, OR USE INCURRED BY EITHER PARTY OR ANY THIRD PARTY, WHETHER IN AN ACTION IN CONTRACT OR TORT, EVEN IF THE OTHER PARTY OR ANY OTHER PERSON HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Oracle's liability for damages hereunder for any cause whatsoever shall in no event exceed the amounts received by Oracle from the CSP with respect to the particular transaction which gives rise to the liability. The provisions of this Article 7 allocate the risks under this Agreement between Oracle and the CSP. The fees provided for in this Agreement reflect this allocation of risks and the limitation of liability specified herein.

7.5  EQUITABLE RELIEF

          The CSP acknowledges that any breach of its obligations with respect to proprietary rights of Oracle will cause Oracle irreparable injury for which there are inadequate remedies at law and that Oracle shall be entitled to equitable relief in addition to all other remedies available to it.

8.   GENERAL TERMS AND CONDITIONS

8.1  NONDISCLOSURE

          Neither party shall, without first obtaining the written consent of the other party disclose the terms and conditions of this Agreement, except as may be required to implement and enforce the terms of this Agreement, or as may be required by legal procedures or by law. No other information exchanged between the parties shall be deemed confidential unless the parties otherwise agree in writing. The CSP shall not disclose the results of benchmark tests or other evaluation of the Programs to any third party without Oracle's prior written approval.

8.2  COPYRIGHTS

          The Programs are copyrighted by Oracle. The CSP shall retain all Oracle copyright notices on the Programs used by the CSP under its Development Licenses or Marketing Support Licenses. The CSP shall include the following on all copies of the Programs in software Application Packages incorporating the Programs distributed by the CSP:

          A.   A reproduction of Oracle's copyright notice; or

          B. A copyright notice indicating that the copyright is vested in the Alliance Member containing the following:

               1.   A "c" in a circle and the word "copyright";

               2.   The Alliance Member's name;

               3.   The date of copyright; and

               4.   The words "All Rights Reserved."

          Such notices shall be placed on the Documentation, the sign-on screen for any software Application Packages incorporating the Programs, and the diskette or tape labels. Notwithstanding any copyright notice by the CSP to the contrary, the copyright to the Program included in any such Application Package shall remain in Oracle. Other than as specified above, on any reproduction or translation of any Programs, Documentation, or promotional material, the CSP agrees to reproduce Oracle's copyright notices intact.

8.3  TRADEMARKS

          "Oracle" and any other trademarks and service marks adopted by Oracle to identify the Programs and other Oracle products and services belong to Oracle; the CSP will have no rights in such marks except as expressly set forth herein and as specified in writing from time to time. The CSP's use of Oracle's trademarks shall be under Oracle's trademark policies and procedures in effect from time to time. The CSP agrees not to use the trademark "ORACLE," or any mark beginning with the letters "Ora," or any other mark likely to cause confusion with the trademark "ORACLE" as any portion of the CSP's tradename, trademark for the CSP's Application Program, or trademark for any other products of the CSP. The CSP shall have the right to use the trademark "ORACLE" and other Oracle trademarks solely to refer to Oracle's Programs, products and services.

          The CSP agrees with respect to each registered trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the trademark symbol "circle R" and the following statement:

          _____is a registered trademark of Oracle Corporation, Redwood City, California

          Unless otherwise notified in writing by Oracle, the CSP agrees, with respect to every other trademark of Oracle, to include in each advertisement, brochure, or other such use of the trademark, the symbol "TM" and the following statement:

          _____is a trademark of Oracle Corporation, Redwood City, California

          The CSP shall not market the Oracle Programs in any way which implies that the Oracle Programs are the proprietary product of the CSP or of any party other than Oracle. Oracle shall not have any liability to the

          CSP for any claims made by third parties relating to the CSP's use of Oracle's trademarks.

8.3  RELATIONSHIP BETWEEN PARTIES

          In all matters relating to this Agreement, the CSP will act as an independent contractor. The relationship between Oracle and the CSP is that of licenor/licensee. Neither party will represent that it has any authority to assume or create any obligation, express or implied, on behalf of the other party, nor to represent the other party as agent, employee, franchisee, or in any other capacity. Nothing in this Agreement shall be construed to limit either party's right to independently develop or distribute software which is functionally similar to the other party's product, so long as proprietary information of the other party is not included in such software.

8.4  ASSIGNMENT

          The CSP may not assign or otherwise transfer any rights under this Agreement without Oracle's prior written consent.

8.5  NOTICE

          All notices, including notices of address change, required to be sent hereunder shall be in writing and shall be deemed to have been given when deposited in first class mail to the addresses listed herein for the CSP and for Oracle.

          To expedite order processing, the CSP agrees that Oracle may treat documents faxed by the CSP to Oracle as original documents; nevertheless, either party may require the other to exchange original signed documents.

8.6  GOVERNING LAW/JURISDICTION

          This Agreement, and all matters arising out of or relating to this Agreement, shall be governed by the substantive and procedural laws of the State of California and shall be deemed to be executed in Redwood City, California. The parties agree that any legal action or proceeding relating to this Agreement shall be instituted in any state or federal court in San Francisco or San Mateo County, California. Oracle and the CSP agree to submit to the jurisdiction of, and agree that venue is proper in, these courts in any such legal action or proceeding.

8.7  SEVERABILITY

          In the event any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions of this Agreement will remain in full force and effect.

8.8  EXPORT

          The Program shall not be exported outside the United States.

8.10 WAIVER

          The waiver by either party of any default or breach of this Agreement shall not constitute a waiver of any other or subsequent default or breach. Except for actions for non-payment or breach of Oracle's proprietary rights in the Program, no action, regardless of form, arising out of this Agreement may be brought by either party more than one year after the cause of action has accrued.

8.11 DUPLICATE ORIGINALS

          This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute together but one and the same document.

8.12 ENTIRE AGREEMENT

          This Agreement, with all attached exhibits, sets forth the entire Agreement between the parties and supersedes prior proposals, agreements and representations between them, whether written or oral. This Agreement may be changed only by mutual Agreement of the parties in writing.


The Effective Date of this Agreement shall be January 8, 1997.
                                             ---------------

EXECUTED BY THE ALTERNATE MEMBER:          EXECUTED BY ORACLE CORPORATION:

AUTHORIZED SIGNATURE: /s/ David Melin      AUTHORIZED SIGNATURE:
                     ----------------                           ---------------------

NAME:        NOETIX CORP.                  NAME:
     ---------------------------------          -------------------------------------

TITLE:       PRESIDENT                     TITLE:
      --------------------------------           ------------------------------------

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood Shores, CA 94085
(416) 506-7000

Oracle is a registered trademark of Oracle Corporation.
1-95

                                                                     CAI RENEWAL


                           COOPERATIVE APPLICATIONS
                           DESIGN MIGRATION ADDENDUM

This document (the "Addendum") is between Oracle Corporation ("Oracle") and Noetix Corp., (the "CSP") and shall be governed by the terms of the Complementary Software Provider Agreement between the CSP and Oracle effective September 1, 1996 (the "Agreement") and the terms set forth below.

1.   CAI Membership and Privileges

          During the Term of this Addendum, the CSP shall be admitted as a member of Oracle's Cooperative Applications initiative (the "CAI"). The CAI has two membership tiers which reflect the status of a member in the integration process: (i) CAI Applicant Member; and (ii) CAI Approved Member. Upon execution of this Addendum, the CSP shall be designated an Applicant Member. As an Applicant Member, within six (6) months of the Effective Date hereof, the CSP shall complete the analysis and detail design necessary to begin integration of the CSP's Application Program with the Oracle Applications Programs. Within twelve (12) months of the Effective Date hereof, the CSP shall complete the development of the integrated program set and documentation and the testing of such integrated program set and shall submit such integrated program set to Oracle for approval in accordance with Paragraph E below. If the CSP is unable to complete the applicable tasks within the relevent six (6) month period, the CSP shall not be eligible to participate in any CAI or Oracle Applications marketing events. As a member of the CAI, the CSP shall be entitled to the following privileges:

          A. The CSP may order from Oracle temporary Development Licenses for each of the Oracle Program designated as Oracle Financial and Government Financial Applications Programs, Manufacturing Applications Programs, Distribution Application Programs, Project Application Programs and/or Human Resources Applications Programs (for the purposes of this Addendum, the "Oracle Applications Programs") for use for the purposes provided under this Addendum at the fees set forth in this Addendum. Each such Development License shall be licensed to the CSP during the Term of this Addendum and shall terminate upon expiration or termination of such Term. Notwithstanding any other provision of the Agreement, the CSP shall only use the Development Licenses for Oracle Applications Programs acquired under this Addendum solely for the purposes of completing integration of the CSP's Application Program with the Oracle Applications Programs and demonstrating the Oracle Applications Programs in conjunction with the CSP's Application Program on the applicable Designated System;

     B. The CSP may order OracleBRONZE Technical Support Services for the Development Licenses licensed hereunder at the fees set forth in this Addendum;

     C. Oracle will provide Integration services from Oracle's Design Migration Services Group ("DMS") for the purposes of Integrating the CSP's Applications Programs with the Oracle Applications Programs, subject to execution of a standard Oracle Services Agreement. Integration services, beyond seven (7) days, ordered by the CSP will be provided under the DMS policies and rates in effect on the date such services are ordered. The CSP acknowledges and agrees that such services shall be subject to availability of DMS personnel and shall not be performed by any member of the Oracle Consulting or Development organization;

     D. The CSP shall have the right to order DMS services related to the Oracle Applications Programs extensions and enhancements, and Oracle shall consider each such request in accordance with its business practices, pricing and policies and the availability of DMS personnel;

     E. Upon complete integration of the CSP's Application Program with the latest release of the Oracle Applications Programs, the CSP may apply to DMS to review the functionality of the integrated program set to determine if the applicable CSP's Application Program meets the minimum requirements for functioning in accordance with Oracle's CAI Integration Standards. If Oracle determines that the version of the CSP's Application Program meets such Standards, DMS shall approve and designate such version of the CSP Application Program as approved under such Standards. In the event the CSP issues a new release of the Application Program which incorporates new functionality, the CSP shall notify Oracle of such new release and shall apply for re-approval of the Application Program as set forth herein. The new release shall not be deemed approved by Oracle until Oracle notifies the CSP of its approval in writing. To be approved, a CSP Application Program must be integrated with the then current release of the applicable Oracle Application Program. Approved CSP Application Programs must be upgraded to new releases of the applicable Oracle Application Program within three (3) months of the general availability of such new releases to maintain approved status;

     F. Oracle shall compile a list of CSP Application Programs designated as approved under the Standards and shall publish such list on a periodic basis. If the CSP's Application Program is designated as approved, Oracle shall include such Application Program in such list; and

     G. Oracle and the CSP may develop joint marketing plans for the purpose of promoting the distribution of the CSP's Application Programs in conjunction with the distribution of the Oracle Applications Programs.

2.   CAI Fees

     A.   Membership Fees

          In consideration of the rights granted to the CSP under this Addendum during the Term, the CSP shall pay to Oracle a membership fee of ***
dollars ($***). This fee shall be due and payable within thirty (30) days of the Effective Date specified below. This payment obligation is noncancelable and the sum paid is nonrefundable.

B.   Development License Fees

     During the Term, the CSP may order production release versions of Oracle off-the-shelf Application Programs available as production release as of the Effective Date of this Addendum at no charge for the sole purposes of developing and demonstrating the CSP's Application Program. Such Development License is for one (1) Designated System of up to eight (8) Named Users. The CSP may order Additional Development Licenses at no charge with OracleBRONZE Technical Support for those licenses at prices set forth in Paragraph 2C of this Addendum.

C.   Technical Support Services

     The CSP may obtain Technical Support services from Oracle for Development Licenses acquired hereunder under Oracle's applicable Technical Support fees and policies in effect when such services are ordered. During the Term, the CSP shall have the right to acquire annual OracleBRONZE Technical Support Services for the Development Licenses for the Designated System at a fee equal to *** percent (***%) of then-current standard named user support prices for the Application Development Licenses, provided that the minimum OracleBRONZE fee shall be equal to *** dollars ($***) with a minimum annual OracleBRONZE fee of *** dollars ($***) per country per year, payable annually in advance. The CSP shall have the right to acquire annual OracleBRONZE Technical Support services for the Development Licenses for any subsequent Designated System at the fees stated above, payable annually in advance.

3.   Term

     This Addendum shall become effective on the Effective Date of this Addendum and shall be valid for one (1) year (the "Term"), unless terminated as provided in the Agreement. Any renewal of this Addendum shall be subject to renegotiation of terms and payment of annual membership renewal fees. As of the Effective Date, the annual renewal fee is *** dollars ($***) per year. The CSP may renew its Technical Support annually under Oracle's Technical Support fees and policies in effect at the time of renewal.

The Effective Date of this Addendum shall be Feb 20, 1997.
                                             ------------

EXECUTED BY CSP:                           EXECUTED BY ORACLE CORPORATION:

AUTHORIZED SIGNATURE: /s/ David Melin      AUTHORIZED SIGNATURE: /s/ Jeremy Rosenberg
                     ----------------                           ---------------------

NAME:        DAVID MELIN                   NAME:     JEREMY ROSENBERG
     ---------------------------------          -------------------------------------

TITLE:       PRESIDENT                     TITLE:    MANAGER-VERTICAL ACCOUNTS
      --------------------------------                ALLIANCES SALES SUPPORT
                                                 ------------------------------------

ORACLE
Oracle Corporation
500 Oracle Parkway
Redwood City, CA 94085
(416) 506-7000

Oracle is a registered trademark of Oracle Corporation.

                                 AMENDMENT ONE
                                    to the
                  COOPERATIVE APPLICATIONS INITIATIVE ADDENDUM
                                    between
                                 Noetix Corp.
                                      and
                              ORACLE CORPORATION


This document ("Amendment ___") amends the Cooperative Applications Initiative Addendum, dated February 20, 1997, and all amendments and addendums thereto (the "Addendum") between Noetix Corp., ("Customer") and Oracle Corporation ("Oracle"). The parties hereby agree to amend the Addendum as follows:

1.   Insert the following as a new Section 2.D in the Addendum:

     "D. Renewal Transition Program
      If the Effective Date of this Addendum is on or before October 1, 1996, the Alliance Member may obtain OracleBRONZE Technical Support for its Development License(s) from October 1, 1996 to September 30, 1997 at a fee equal to *** percent (***%) of then-current standard named user support prices for the Application Development License, provided that the minimum OracleBRONZE fee shall be equal to *** dollars ($***) with a maximum annual OracleBRONZE fee of *** dollars ($***) per country per year, payable annually in advance. Thereafter, the Alliance Member may obtain OracleBRONZE Technical Support at Oracle's CAI support fees and policies in effect at the time of renewal."

Subject to the modifications herein, the Addendum shall remain in full force and effect.

The Effective Date of this Amendment One is February 20, 1997.

Noetix Corp.                           ORACLE CORPORATION

By: /s/ David Melin                    By: /s/ Jeremy Rosenberg
   ----------------------------           ------------------------------
Name: DAVID MELIN                      Name: JEREMY ROSENBERG
     --------------------------             ----------------------------
Title: PRESIDENT                       Title: MANAGER-VERTICAL ACCOUNTS
      -------------------------               ALLIANCES SALES SUPPORT
                                             ---------------------------


                                    Page 1